SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3397172
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

435 Hudson Street
New York, New York	10014
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-128153

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share (including preferred stock purchase rights)

(Title of class)

Rights to Purchase Common Stock

(Title of class)

Item 1. Description of Registrant’s Securities To Be Registered

A.	Common Stock

A description of the Registrant’s Common Stock (including preferred stock purchase rights), par value $0.001 per share, is set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-128153), filed with the Securities and Exchange Commission on September 7, 2005, as amended on each of October 26, 2005 and November 16, 2005, and as may be amended after the date hereof, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Registration Statement”), which description is incorporated herein by reference.

B.	Rights to Purchase Common Stock

A description of the Registrant’s Rights to purchase Common Stock is set forth under “The Rights Offering” in the Registration Statement, which description is incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Title

3.1	Form of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement).

3.2	Form of Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement).

4.1	Specimen Stock Certificate for the Common Stock of the Registrant (incorporated by reference to Exhibit 99.1 to the Registration Statement).

4.2	Form of Stockholder Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designation setting forth the terms of the Series A Junior Participating Preferred Stock, par value $0.001, of the Registrant as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Rights to Purchase Preferred Stock as Exhibit C (incorporated by reference to Exhibit 10.27 to the Registration Statement).

4.3	Form of Rights Certificate (incorporated by reference to Exhibit 99.4 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

dELiA*s, INC.

By: /s/ Walter Killough
Name: Walter Killough
Title: Chief Operating Officer

Dated:	December 5, 2005

INDEX TO EXHIBITS

Exhibit No.	Title

3.1	Form of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement).

3.2	Form of Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement).

4.1	Specimen Stock Certificate for the Common Stock of the Registrant (incorporated by reference to Exhibit 99.1 to the Registration Statement).

4.2	Form of Stockholder Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designation setting forth the terms of the Series A Junior Participating Preferred Stock, par value $0.001, of the Registrant as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Rights to Purchase Preferred Stock as Exhibit C (incorporated by reference to Exhibit 10.27 to the Registration Statement).

4.3	Form of Rights Certificate (incorporated by reference to Exhibit 99.4 to the Registration Statement).